Exhibit (a)(5)(C)

FORM 8.1

OFFERORS, OFFEREE COMPANIES OR THEIR ASSOCIATES
FOR THEMSELVES OR FOR DISCRETIONARY CLIENTS
(Rules 8.1(a) and (b)(i) of the Takeover Code)

1.	KEY INFORMATION

Name of person dealing (Note 1)	Supernova Acquisitions Limited, a wholly and indirectly owned subsidiary of Companhia Siderúrgica Nacional (“CSN”)
Company dealt in	Corus Group plc
Class of relevant security to which the dealings being disclosed relate (Note 2)	50 pence ordinary shares
Date of dealing	17 November 2006

2.	INTERESTS, SHORT POSITIONS AND RIGHTS TO SUBSCRIBE

(a)	Interests and short positions (following dealing) in the class of relevant security dealt in (Note 3)

	Long	Short
	Number (%)	Number (%)
(1) Relevant securities`	34,072,613 (3.79%)
(2) Derivatives (other than options)
(3) Options and agreements to purchase/sell
Total	34,072,613 (3.79%)

(b)	Interests and short positions in relevant securities of the company, other than the class dealt in (Note 3)

Class of relevant security:	Long	Short
	Number (%)	Number (%)
(1) Relevant securities
(2) Derivatives (other than options)
(3) Options and agreements to purchase/sell
Total

(c)	Rights to subscribe (Note 3)

Class of relevant security:	Details

3.	DEALINGS (Note 4)

(a)	Purchases and sales

Purchase/sale	Number of securities	Price per unit (Note 5)
Purchase	2,210,611	475.00
Purchase	65,241	474.75
Purchase	33,300	474.50
Purchase	116,228	474.25
Purchase	744,193	474.00
Purchase	36,569	473.75
Purchase	37,475	473.50
Purchase	209,999	473.25
Purchase	5,320,147	473.00
Purchase	40,661	472.75
Purchase	401,631	472.50
Purchase	2,018,890	472.25
Purchase	220,616	472.13
Purchase	1,573,562	472.00
Purchase	6,810	471.75
Purchase	48,474	471.50
Purchase	23,320	471.25
Purchase	60,000	471.00
Total	13,167,727

(b)	Derivatives transactions (other than options)

Product name, e.g. CFD	Long/short (Note 6)	Number of securities (Note 7)	Price per unit (Note 5)

(c)	Options transactions in respect of existing securities

(i)	Writing, selling, purchasing or varying

Product name, e.g. call option	Writing, selling, purchasing, varying etc.	Number of securities to which the option relates (Note 7)	Exercise price	Type, e.g. American, European etc.	Expiry date	Option money paid/received per unit (Note 5)

(ii)	Exercising

Product name, e.g. call option	Number of securities	Exercise price per unit (Note 5)

(d)	Other dealings (including new securities) (Note 4)

Nature of transaction (Note 8)	Details	Price per unit (if applicable) (Note 5)

4.	OTHER INFORMATION

Agreements, arrangements or understandings relating to options or derivatives

Full details of any agreement, arrangement or understanding between the person disclosing and any other person relating to the voting rights of any relevant securities under any option referred to on this form or relating to the voting rights or future acquisition or disposal of any relevant securities to which any derivative referred to on this form is referenced. If none, this should be stated.

N.A.

Is a Supplemental Form 8 attached? (Note 9)	NO

Date of disclosure	20 November 2006
Contact name	Tom Johnson, UBS Broking
Telephone number	020 7568 1417
Name of offeree/offeror with which associated	CSN, offeror
Specify category and nature of associate status (Note 10)	Subsidiary of offeror

Notes

The Notes on Form 8.1 can be viewed on the Takeover Panel’s website at www.thetakeoverpanel.org.uk